Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 28, 2023, with respect to the consolidated financial statements of WeWork Inc., and the effectiveness of internal control over financial reporting of WeWork Inc., in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-260976) and related Prospectus of WeWork Inc. for the registration of shares of its common stock.
/s/ Ernst & Young LLP
New York, New York
March 29, 2023